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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-83629) and Form S-3 (No. 333-84554) of USSEARCH.com Inc. of our report dated February 15, 2002 except for the subsequent events described in Note 16 to the financial statements, as to which the dates are March 15, 2002 and April 1, 2002, relating to the financial statements, which appears in this Form 10-K/A

Los Angeles, California
July 1, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS